 Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D/A

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13D/A to which this Exhibit is attached, and such Schedule 13D/A is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13D/A and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:  February 2, 2009

SILVER POINT CAPITAL MANAGEMENT, LLC

/s/ Edward A. Mulé
By:	Edward A. Mulé
Its:	Managing Member

/s/ Edward A. Mulé
Name: Edward A. Mulé, individually

/s/ Robert J. O'Shea
Name: Robert J. O'Shea, individually

SILVER POINT CAPITAL, L.P.
By:	SILVER POINT CAPITAL MANAGEMENT, LLC, its General Partner

/s/ Edward A. Mulé
By:	Edward A. Mulé
Its:	Managing Member

SILVER POINT CAPITAL FUND, L.P.
By:	SILVER POINT CAPITAL, L.P., its Investment Manager
By:	SILVER POINT CAPITAL MANAGEMENT, LLC, its General Partner

/s/ Edward A. Mulé
By:	Edward A. Mulé
Its:	Managing Member

SPCP GROUP, LLC

/s/ Edward A. Mulé
By:	Edward A. Mulé
Its:	Authorized Signatory

SPCP GROUP III, LLC

/s/ Edward A. Mulé
By:	Edward A. Mulé
Its:	Authorized Signatory